Exhibit 99.1

Daniel Tassé Appointed to REGENXBIO Board of Directors

ROCKVILLE, Md., August 16, 2016 — REGENXBIO Inc. (Nasdaq:RGNX), a leading biotechnology company focused on the development, commercialization and licensing of recombinant adeno-associated virus (AAV) gene therapy based on its proprietary NAV® Technology Platform, today announced the appointment of Daniel Tassé to its board of directors, effective August 15, 2016.

“On behalf of the board of directors, I am pleased to welcome Daniel to REGENXBIO. Daniel’s extensive global executive experience and knowledge of the biopharmaceutical industry will be of great value as REGENXBIO advances its gene therapy treatments into the clinic,” said Don Hayden, Chairman of REGENXBIO’s board of directors.

Mr. Tassé has more than 20 years of biopharmaceutical leadership experience, including his current role as Chairman and Chief Executive Officer of Alcresta Therapeutics, Inc. Previously, Mr. Tassé was Chairman and Chief Executive Officer of Ikaria, Inc., prior to its acquisition by Mallinckrodt Pharmaceuticals. He has also held leadership roles at Baxter International Inc. and GlaxoSmithKline plc.

“I am pleased to be joining REGENXBIO’s board at this exciting time for both the company and the gene therapy field,” said Mr. Tassé. “I look forward to contributing to REGENXBIO’s continued success as the company advances its innovative gene therapies in areas of significant unmet need.”

Mr. Tassé earned a B.S. in biochemistry from the University of Montreal. He currently serves as a member of the boards of directors at Bellerophon Therapeutics, Inc., and Indivior PLC. Mr. Tassé has previously been a member of the Healthcare Leadership Council, the Health Section Governing Board of the Biotechnology Innovation Organization (BIO) and the board of directors of the Pharmaceutical Research and Manufacturers of America (PhRMA).

About REGENXBIO

REGENXBIO is a leading biotechnology company focused on the development, commercialization and licensing of recombinant adeno-associated virus (AAV) gene therapy. REGENXBIO’s NAV® Technology Platform, a proprietary AAV gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO’s mission is to transform the lives of patients suffering from severe diseases with significant unmet medical need by developing and commercializing in vivo gene therapy products based on REGENXBIO’s NAV Technology Platform. REGENXBIO seeks to accomplish this mission through a combination of internal development efforts and third-party NAV Technology Platform licensees. As of June 30, 2016, REGENXBIO’s NAV Technology Platform was being applied in the development of 29 product candidates for a variety of diseases, including five internally developed candidates and 24 partnered candidates developed by REGENXBIO’s licensees.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, REGENXBIO’s research, development and regulatory plans for its gene therapy treatments. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could cause actual results to differ materially from those projected by such forward-looking statements. All of REGENXBIO’s development timelines could be subject to adjustment depending on recruitment rate, regulatory agency review and other factors that could delay the initiation and completion of clinical trials. Meaningful factors which could cause actual results to differ include, but are not limited to, the timing of enrollment, commencement and completion of REGENXBIO’s clinical trials; the timing and success of preclinical studies and clinical trials conducted by REGENXBIO, its development partners and its NAV Technology Licensees; the ability to obtain and maintain regulatory approval to conduct clinical trials and to commercialize REGENXBIO’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing REGENXBIO’s product candidates; REGENXBIO’s ability to obtain and maintain intellectual property protection for our product candidates and technology; trends and challenges in REGENXBIO’s business and the markets in which REGENXBIO operates; REGENXBIO’s ability to attract or retain key personnel; the size and growth of the potential markets for REGENXBIO’s product candidates and the ability to serve those markets; the rate and degree of market acceptance of any of REGENXBIO’s product candidates; REGENXBIO’s ability to establish and maintain development partnerships, including those with NAV Technology Licensees; REGENXBIO’s expenses and revenue, the sufficiency of REGENXBIO’s cash resources and needs for additional financing, regulatory developments in the United States and foreign countries, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are available on the SEC’s website at www.sec.gov. In addition to the risks described above and in REGENXBIO’s filings with the SEC, other unknown or unpredictable factors also could affect REGENXBIO’s results. There can be no assurance that the actual results or developments anticipated by REGENXBIO will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, REGENXBIO. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. REGENXBIO cautions investors not to rely too heavily on the forward-looking statements REGENXBIO makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). REGENXBIO undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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